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                                                                  EX-99.906 CERT

Advantus International Balanced Fund, Inc.
Exhibit 10(b) to Form N-CSR

                                  CERTIFICATION
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

     We, Dianne M. Orbison, President and principal executive officer, and Gary
M. Kleist, Treasurer and principal financial officer, of Advantus International Balanced Fund, Inc. (the "Fund"), hereby certify as follows with respect to the Report of the Fund on Form N-CSR for the period ended September 30, 2003, (the "Report") filed herewith:

     1.  We have reviewed the Report;

     2.  The Report fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

     3. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.


                                         Executed this 2nd day of December, 2003
                                         In St. Paul, Minnesota


                                         /s/ Dianne M. Orbison
                                         ---------------------------------------
                                         Dianne M. Orbison, President


                                         /s/ Gary M. Kleist
                                         ---------------------------------------
                                         Gary M. Kleist, Treasurer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.